UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2013

UBIQUITY BROADCASTING CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-179738	99-0371375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9801 Research Drive Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 489-7600

FERMO GROUP, INC.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K (this “Report”) contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “seeks,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” below. Given these uncertainties, you should not place undue reliance on these forward-looking statements.  Such statements may include, but are not limited to, information related to: anticipated operating results; relationships with our merchants and subscribers; consumer demand; financial resources and condition; changes in revenues; changes in profitability; changes in accounting treatment; cost of sales; selling, general and administrative expenses; interest expense; the ability to produce the liquidity or enter into agreements to acquire the capital necessary to continue our operations and take advantage of opportunities; legal proceedings and claims.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this Report. You should read this Report and the documents that we reference and file or furnish as exhibits to this Report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

USE OF CERTAIN DEFINED TERMS

Except as otherwise indicated by the context, references in this report to “we,” “us,” “our,” “our Company,” or “the Company” are to the business of Ubiquity Broadcasting Corporation, f/k/a Fermo Group, Inc.

Item 1.01	Entry into a Material Definitive Agreement.

On March 5, 2013, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Ubiquity Acquisition Corporation, a Nevada corporation and wholly-owned subsidiary of the Company (“Ubiquity Acquisition”), and Ubiquity Broadcasting Corporation, a Delaware corporation (“Ubiquity”).

Pursuant to the terms of the Merger Agreement, Ubiquity Acquisition will merger with and into Ubiquity in a statutory reverse triangular merger (the “Merger”), with Ubiquity surviving as a wholly-owned subsidiary of the Company upon satisfaction of certain conditions. At the closing of the Merger, we will issue Ubiquity shareholders one share of our common stock, par value $0.001 per share for each share of Ubiquity’s common stock, par value $0.001. As a result of the Merger, we will become a multimedia company focused on the intersection of cloud-based cross platform applications synchronized across all screens for enhancing the digital lifestyle.

Conditions for the closing of the Merger include:

•	The Company shall have received an audit report of Ubiquity with respect to its two most recently completed fiscal years from an independent accounting firm that is registered with the Public Company Accounting Oversight Board; and

•	The Company shall have filed the Charter Amendment with the appropriate agency and effected the Share Increase (defined in Item 5.03), the Forward Split (defined in Item 8.01), and Name Change (defined in Item 5.03).

Item 5.03	Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year

On March 4, 2013, we filed a Certificate of Amendment to its Articles of Incorporation (the “Amendment”) to change its name from “Fermo Group, Inc.” to “Ubiquity Broadcasting Corporation” and to increase its authorized shares of common stock, par value $0.001 per share, from 75,000,000 to 200,000,000 (the “Share Increase”).  The Amendment was effective as of March 5, 2013. A copy of the Amendment is attached to this Current Report on Form 8-K as Exhibit 3.1.

Item 8.01	Other Events

On February 28, our Board of Directors approved the forward split of our issued and outstanding shares on a basis of 1 for 3 (the “Forward Split”). Upon effectiveness of the Forward Split, our issued and outstanding shares of common stock will increase from 3,740,000 to 11,220,000.

On March 5, 2013, we notified the Financial Industry Regulatory Authority (“FINRA”) of the Forward Split and Name Change. As of the date of this Report, the Name Change and Forward Split have not been declared effective in the market by FINRA. In connection with the Name Change, we have also applied for a voluntary trading symbol change (the “Symbol Change”). As of the date of this Report, the Symbol Change has not been declared effective in the market by FINRA.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
3.1	Amendment to the Articles of Incorporation, dated March 5 , 2013.
99.1	Press Release Dated March 6, 2013 , “Ubiquity Broadcasting Corporation Executes Agreement and Plan of Merger.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

Ubiquity Broadcasting Corporation

Date: March 5, 2013	By:	/s/ Christopher Carmichael
Christopher Carmichael
President and Chief Executive Officer